UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2020

HGR Liquidating Trust
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	85-6328984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
          Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 25, 2020, Global REIT Cabot Square Holdco S.À R.L. (the “Seller”), a subsidiary of HGR Liquidating Trust (the “Company”), sold all of its interests in its wholly-owned subsidiaries that own 25 Cabot Square to Cabot (HK) Limited (the “Purchaser”). The Purchaser is not affiliated with HGR Liquidating Trust or its affiliates.

The contract sales price for the interests in the subsidiaries that own 25 Cabot Square was approximately £380.0 million (approximately $498.8 million as of the date of the sale), exclusive of transaction costs, rent free adjustments (in respect of units which are currently under rent free periods) and closing prorations. Additionally, the outstanding £123.8 million (approximately $162.5 million on the date of the sale) mortgage associated with 25 Cabot Square was paid off in conjunction with sale.

Additionally, as described in the Company’s Current Report on Form 8-K filed July 27, 2020, the Purchaser paid an earnest money deposit of approximately HK $375.0 million Hong Kong Dollars (approximately $48.4 million on the date the deposit was funded), which was refunded to the Purchaser as expected at closing.

 Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than August 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HGR Liquidating Trust

August 28, 2020	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Financial Officer

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